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                                                                    Exhibit 10.6

                              ANTIGUA AND BARBUDA.

                               TENANCY AGREEMENT

AN AGREEMENT made the 15th June, 1999 between THE BARBADOS MUTUAL LIFE ASSURANCE SOCIETY (hereinafter called "The Mutual") of the One Part and PLAYSTAR CORPORATION (hereinafter called the "Tenant") of the Other Part.

1.0 The Mutual offers and Playstar Corporation accepts approximately 2818 square feet of office space in the building known as The Mutual Financial Centre situate at No. 9 Factory Road, St. John's, Antigua.

2.0 The prescribed space is located in the eastern section of the middle floor of the building and is highlighted on the attached floor-plan marked Appendix A.

3.0     The tenancy will commence on 1st September, 1999 for a period of five
        (5) years and shall be ratified by way of a lease which shall be executed within three months of the effective date of the tenancy.

        The Tenant shall have the option to renew and extend the lease for successive periods to be mutually agreed upon.

        Notwithstanding anything mentioned herein to the contrary the Tenant shall have the option to terminate this agreement by giving twelve (12) months notice in writing of its intentions.

4.0 The rental rate shall be EC$4.50 per square foot of rental space per calendar month and shall be fixed for the first three (3) years of the tenancy. The rate shall increase by not more than 10 per centum per annum for each of the remaining two (2) years. Should the Tenant exercise the renewal option the rental rate will be reviewed at that time.

5.0 The Tenant shall pay a monthly variable service charge of EC$0.25 per square foot of rental space to cover expenses relating to the maintenance of common areas and the provision of the following services:- parking, public water supply, insurance, property taxes, security, garbage disposal and stand-by electricity.

        The monthly variable service charge will be determined by our auditors and adjusted proportionately in relation to the overall expenses for the provision of these services as they relate to the space you occupy, however, it is understood and agreed that the said monthly service charge shall not exceed 15% of the basic rental rate during the term of this agreement.

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6.0     The Tenant shall pay a security deposit equal to one month's rent upon execution of this agreement. This amount shall be held by The Mutual and returned to the Tenant without interest upon satisfactory termination of the tenancy.

7.0 The Tenant shall be responsible for the payment of all other charges not mentioned in clause 5 above including APUA - supplied electricity and telephone charges.

8.0 The prescribed space is leased with general lighting, a sealed concrete floor, central air conditioning, wired telephone and electrical circuits, without internal partitions and is independently metered for electricity consumption.

        All additions and/or changes are for the Tenant's account and require The Mutual's prior written consent. All changes/alterations shall become the property of The Mutual upon expiration of the tenancy.

9.0 No part of the leased premises may be sub-let without The Mutual's prior written consent.

10.0 The Tenant shall have access to the leased premises from, 19th July, 1999 to effect leasehold improvements.

        In WITNESS whereof the parties have set their hands hereunto the day and year first written hereinabove.

        SIGNED BY GLYNN GRUMMETT
        on behalf of PLAYSTAR CORPORATION
        in the presence of:-

        [SIGNATURE ILLEGIBLE]               [SIGNATURE ILLEGIBLE]
        _______________________________     _______________________________

        SIGNED BY D. TREVOR VIGO
        on behalf of THE BARBADOS
        MUTUAL LIFE ASSURANCE SOCIETY
        in the presence of:-

        [SIGNATURE ILLEGIBLE]               [SIGNATURE ILLEGIBLE]
        _______________________________     _______________________________


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